SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008 (February 16, 2008)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 16, 2008, the Board of Directors (the “Board”) of MBIA Inc. (“MBIA”) elected Joseph W. Brown, 59, to the Board and the offices of chairman, president and chief executive officer of MBIA, effective immediately. Mr. Brown will serve on the Executive and Finance Committees of the Board. Mr. Brown’s term as director expires at MBIA’s 2008 annual meeting.

On February 16, 2008, Gary C. Dunton informed the Board of his resignation as president, chief executive officer, chairman, and director of MBIA, effective immediately. Mr. Dunton served on the Executive and Finance Committees of the Board. MBIA and Mr. Dunton are finalizing the terms of his severance arrangements, which will be disclosed in a report on Form 8-K once agreed upon. In connection with Mr. Dunton’s resignation, MBIA and Mr. Dunton entered into a letter agreement (the “Letter Agreement”) pursuant to which MBIA agreed to treat Mr. Dunton’s departure no less favorably than a termination by MBIA other than for “cause,” as defined in Mr. Dunton’s letter agreement dated May 6, 2004 (filed as Exhibit 10.67 to MBIA’s Current Report on Form 8-K filed on May 7, 2004). This description of the Letter Agreement is a summary and is qualified in its entirety by reference to the copy of the Letter Agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

Until May 2004, Mr. Brown had served as chairman and chief executive officer of MBIA, and of its main operating unit, MBIA Insurance Corporation. Mr. Brown retired as executive chairman of MBIA in May 2007. He joined the company as chairman and CEO in January 1999, having been a director since 1986.

Prior to joining MBIA in 1999, Mr. Brown was chairman and CEO of Talegen Holdings, Inc., an insurance holding company. Before his election as chairman and CEO of Talegen, Mr. Brown was president and CEO of Fireman’s Fund Insurance Company. Mr. Brown joined Fireman’s Fund in 1974. He has held numerous executive positions including chief financial officer at the time of its IPO in 1985 from American Express and president and COO at the time of its sale to Allianz AG in 1990.

Mr. Brown served on the board of Oxford Health Plans from 2000 to 2004 and on the board of Fireman Fund Holdings prior to the sale of its insurance subsidiary to Allianz. He has served on the SAFECO board since 2001 and was elected non-executive chairman in January 2006. He steps down from that chairmanship in May 2008.

Mr. Brown is a 1974 graduate of Northern Illinois University, where he majored in Probability and Statistics. He is a fellow of the Casualty Actuarial Society, as well as a member of the American Academy of Actuaries and the Chartered Property Casualty Underwriters Society.

Mr. Brown will be paid an annual salary of $500,000 and will be eligible for a maximum annual incentive bonus of $2,000,000 based on performance conditions established by the Board’s Compensation Committee. Mr. Brown has agreed to purchase 359,000 shares of MBIA stock with his own funds at $12.15 per share (or, if less, the price on the open market on the date or purchase), and his existing stock options will be cancelled. In order to align Mr. Brown’s interests with those of shareholders and to establish substantial performance hurdles to his compensation, Mr. Brown will be granted a performance-vesting restricted stock award of 1,634,000 shares, with an additional award with a value of $5 million to be granted in one year. Both performance-vesting restricted stock awards (the “Awards”) are subject to shareholder approval, and will vest if, within the next five years (that is, on or before February 19, 2013), MBIA’s average closing share price over a 20 business day period equals or exceeds $40. If the Awards do not vest prior to February 19, 2013, they will vest at that time on a pro rata basis, to the extent that the average closing share price over the prior 20 business days is between $16.20 and $40.00 per share. Once shares are vested under the Award, Mr. Brown may not dispose of the shares until the latter of February 19, 2013 and one year after he ceases to be an employee.

If Mr. Brown terminates his employment with MBIA other than for good reason, retirement or death/disability, or if the Company terminates his employment for cause, he will forfeit the Awards to the extent not previously vested. If his employment terminates for good reason, retirement, death/disability or without cause, or if there is a change in control, the Awards will vest on a pro rata basis to the extent that the average closing share price over the 20 business days before such termination, or the price realized by shareholders in the change of control, is between $16.20 and $40.00 per share, and the remaining shares under the Awards thereafter will remain subject to vesting on February 19, 2013 based upon the same pro rata formula. In such case, Mr. Brown will be subject to standard non-competition and non-solicitation terms.

Item 7.01.	REGULATION FD DISCLOSURE.

MBIA issued two press releases on February 19, 2008. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto.

The information in the press releases is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, will not be incorporated by reference into any registration statement filed by MBIA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. MBIA cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements: fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in the Company’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1	Letter Agreement, dated February 16, 2008, between MBIA and Gary C. Dunton.

Exhibit 99.1	Press Release issued by MBIA Inc. dated February 19, 2008.

Exhibit 99.2	Press Release issued by MBIA Inc. dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: February 19, 2008

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated February 19, 2008

Exhibit 10.1	Letter Agreement, dated February 16, 2008, between MBIA and Gary C. Dunton.

Exhibit 99.1	Press Release issued by MBIA Inc. dated February 19, 2008.

Exhibit 99.2	Press Release issued by MBIA Inc. dated February 19, 2008.